Exhibit 99.1

Ideal Power Reports Third Quarter 2018 Financial Results

Management to Host Conference Call Today at 10:30 a.m. ET

AUSTIN, TX - November 15, 2018 -- Ideal Power Inc. (NASDAQ: IPWR), an innovative power conversion technology company, reported results for the three and nine months ended September 30, 2018.

Key Third Quarter 2018 and Subsequent Notable Events:

Power Conversion Systems Division

•	We ’ve been approached by and are engaged in discussions with entities in the renewable energy space regarding a strategic combination of our PPSA™ technology into a more integrated platform with broader market reach.

•	Installed two-megawatts of our SunDial™ Plus inverters for a large-scale deployment by Brantingham & Carroll International Ltd. (BCI) of an advanced solar + storage solution in China. The array is currently being commissioned and represents the largest installation in company history.

•	Shipped 1.5 megawatts of our Stabiliti™ power conversion systems and SunDial™ Plus inverters to customers deploying standalone energy storage, electric vehicle fast charging and solar + storage systems.

•	Sales were lower in the quarter due to a customer requested rescheduling of a large shipment of SunDial Plus™ units until late October as well as supply chain delays caused by extended lead times for electronic components.

B-TRAN™ Division

•	Completed production of double-sided wafers of B-TRAN die that will undergo testing in the coming weeks.

•	Initiated fabrication of our second generation die at a commercial domestic foundry. These wafers incorporate the learning from earlier units produced at a prototype production facility.

•	Identified several government funding opportunities for device specific development and B-TRAN based demonstration projects. We’ve partnered with the University of Texas and a domestic government contractor to respond to these opportunities.

•	Engineering samples for potential customers and partners on track for delivery in Q4 2018/Q1 2019.

Management Commentary

"Although challenging, the third quarter of 2018 was highlighted by continued purchase orders in the standalone storage and microgrid applications with our 30 kW Stabiliti™ Series power conversion system,” said Dr. Lon Bell, Chief Executive Officer of Ideal Power. “We are also happy to report that our largest installation in company history with BCI in China is now being commissioned and creates the opportunity for additional solar plus storage installations in China.

“Most importantly, as part of a new strategic direction for our PPSA technology, we have entered into several strategic discussions for utilization of our PPSA technology as a fully integrated technology offering for large commercial companies in the United States. We believe the level of interest is encouraging and look forward to communicating additional details over the next several months,” concluded Bell.

“Our commercial timeline for our B-TRAN technology remains on track and during the third quarter we produced wafers at a prototype facility which will be tested in the coming weeks. We also began production of wafers at a commercial domestic semiconductor fabricator incorporating manufacturing improvements from the prototype devices. Shortly, we will be able to evaluate a variety of device configurations enabling us to explore variations in the B-TRAN design and assess their manufacturability and impact on device performance,” stated Dan Brdar, B-TRAN Chief Commercial Officer.

“Conversations with potential customers and partners for our solid-state switch technology remain strong and we plan to deliver engineering samples within the next 18 weeks,” concluded Brdar.

Third Quarter 2018 Financial Results

•	Q3 2018 revenue totaled $0.3 million versus $0.4 million in Q3 2017. Revenue for the nine months ended September 30, 2018 totaled $1.1 million compared to $1.0 million in the same period of the prior year.

•	Q3 2018 gross margins were negative 61% compared to positive 6% in Q3 2017. Gross margins were impacted by an unfavorable adjustment to the Company’s product warranty accrual, higher component costs and a write-off of legacy product finished goods.

•	Q3 2018 operating expenses were $0.2 million lower than in Q3 2017 due to the impact of cost reduction activities.

•	Q3 2018 net loss was $2.2 million, flat compared to Q3 2017.

•	Q3 2018 cash used in operating activities was $1.4 million compared to $1.6 million in Q3 2017. Cash used in operating activities for the nine months ended September 30, 2018 was $4.3 million compared to $5.9 million in the nine months ended September 30, 2017.

•	Cash and cash equivalents totaled $5.5 million as of September 30, 2018, with no long-term debt outstanding.

“Product revenue in the third quarter of 2018 was impacted by a customer requested delay in shipment of 1-megawatt of our SunDial™ Plus product from Q3 to October 2018,” said Tim Burns, Chief Financial Officer. “On the cash management side, we maintained our targeted quarterly cash burn rate, utilizing $1.4 million of cash in the quarter, due to aggressive cost cutting initiatives. We believe that strong cash management, our potential new PPSA strategic alternatives and no debt will provide Ideal Power with a stable financial runway into 2019,” concluded Burns.

Conference Call Details

Ideal Power Chairman, CEO and President Dr. Lon Bell, CFO Tim Burns and B-TRAN Chief Commercial Officer Dan Brdar will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, November 15, 2018
Time:	10:30 a.m. ET, 7:30 a.m. PT
Toll-free dial-in number:	1-888-254-3590
International dial-in number:	1-323-994-2093
Conference ID:	8294881

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=132216 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 1:30 p.m. Eastern time through December 15, 2018.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	8294881

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is a power conversion technology company that delivers innovative solutions to system integrators and project developers enabling distributed energy resources for applications both on and off the grid. Ideal Power’s products deliver reliability and compelling return on investment for renewable energy and storage applications at a competitive cost, backed by first-rate customer service. With its patented power conversion technology, Ideal Power supports a broad set of growing markets, including solar + storage, battery energy storage, electric vehicle charging and microgrids.

Ideal Power’s patented Bi-directional Bi-polar Junction Transistor (B-TRAN) semiconductor technology is a unique double-sided bi-directional AC switch expected to deliver substantial performance improvements over today's conventional power semiconductors. B-TRANs offer the potential to improve efficiency and system economics of a wide variety of power converter applications including electrified vehicle traction drives, energy storage applications, photovoltaic (PV) inverters and wind converters, variable frequency (VFD) motor drives, and AC and DC power control applications. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of potential PPSA strategic alternatives, market acceptance of our products in the solar + storage market, the success of our B-TRAN technology, the success of our corporate reorganization and management changes, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations, whether our backlog will translate into revenue in future periods, whether demand for our products will develop, and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed, whether our cost reduction efforts will continue to be successful and other risks, whether we can continue as a going concern and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. The availability and amount of government incentive programs affect our customers spending patterns, and adverse changes or developments in such programs – such as the SGIP in California – have materially and adversely affected our orders, net sales, gross profit and net income in the past, and may do so again in the future. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,538,765	$10,022,247
Accounts receivable, net	279,299	221,084
Inventories, net	131,765	251,363
Prepayments and other current assets	83,382	283,208
Total current assets	6,033,211	10,777,902

Property and equipment, net	458,856	669,571
Intangible assets, net	2,109,981	2,082,014
Other assets	55,420	37,500
Total Assets	$8,657,468	$13,566,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$737,083	$449,475
Accrued expenses	1,068,418	1,081,155
Total current liabilities	1,805,501	1,530,630

Other long-term liabilities	465,181	456,234
Total liabilities	2,270,682	1,986,864

Commitments and contingencies (see Note 8)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 1,518,430 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1,518	1,518
Common stock, $0.001 par value; 50,000,000 shares authorized; 14,004,465 shares issued and 13,999,756 shares outstanding at September 30, 2018 and 13,998,465 shares issued and 13,996,121 shares outstanding at December 31, 2017, respectively	14,004	13,998
Additional paid-in capital	67,919,163	67,081,359
Treasury stock, at cost; 4,709 shares at September 30, 2018 and 2,344 shares at December 31, 2017	(10,105)	(7,489)
Accumulated deficit	(61,537,794)	(55,509,263)
Total stockholders’ equity	6,386,786	11,580,123
Total Liabilities and Stockholders’ Equity	$8,657,468	$13,566,987

IDEAL POWER INC.
Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Product revenue	$342,661	$444,640	$1,144,103	$973,680
Cost of product revenue	552,127	418,529	1,471,890	1,894,068
Gross profit (loss)	(209,466)	26,111	(327,787)	(920,388)

Operating expenses:
Research and development	854,364	1,075,849	2,517,688	3,374,386
General and administrative	921,276	899,882	2,630,936	2,976,260
Sales and marketing	264,705	271,844	588,937	1,240,713
Total operating expenses	2,040,345	2,247,575	5,737,561	7,591,359

Loss from operations	(2,249,811)	(2,221,464)	(6,065,348)	(8,511,747)

Interest income (expense), net	(112)	3,865	36,817	15,440

Net loss	$(2,249,923)	$(2,217,599)	$(6,028,531)	$(8,496,307)

Net loss per share – basic and fully diluted	$(0.16)	$(0.16)	$(0.43)	$(0.66)

Weighted average number of shares outstanding – basic and fully diluted	13,996,299	13,990,202	13,993,423	12,964,452

IDEAL POWER INC.
Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(6,028,531)	$(8,496,307)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	(98,677)	226,557
Write-down of inventory	67,515	703,220
Depreciation and amortization	297,007	339,493
Write-off of capitalized patents	15,478	268,789
Write-off of fixed assets	7,128	53,445
Stock-based compensation	837,810	833,637
Decrease (increase) in operating assets:
Accounts receivable	40,462	(234,980)
Inventories	52,083	214,466
Prepayments and other current assets	181,906	159,366
Increase (decrease) in operating liabilities:
Accounts payable	287,608	(59,653)
Accrued expenses	(3,790)	67,722
Net cash used in operating activities	(4,344,001)	(5,924,245)

Cash flows from investing activities:
Purchase of property and equipment	(19,613)	(44,819)
Acquisition of intangible assets	(117,252)	(220,865)
Net cash used in investing activities	(136,865)	(265,684)

Cash flows from financing activities:
Net proceeds from issuance of stock	-	13,657,331
Payment of taxes related to stock award vesting	(2,616)	(1,574)
Exercise of options and warrants	-	11,143
Net cash provided by (used in) financing activities	(2,616)	13,666,900

Net increase (decrease) in cash and cash equivalents	(4,483,482)	7,476,971
Cash and cash equivalents at beginning of period	10,022,247	4,204,916
Cash and cash equivalents at end of period	$5,538,765	$11,681,887